VARIABLE ANNUITY TELECOMMUNICATIONS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS

REPURCHASE AGREEMENTS

99.5%

0.4%

Collateralized by U.S. Treasury

AT&T, Inc.

39,800 $

1,524,340

Obligations

Vodafone Group PLC — SP

Lehman Brothers Holdings, Inc.

ADR

39,907

1,177,656

issued 03/31/08 at 1.15% due

Cisco Systems, Inc.*

48,065

1,157,886

04/01/08

$

63,959    $

________

63,959

Nokia Oyj — SP ADR

34,374

1,094,124

Total Repurchase Agreements

Verizon Communications, Inc.†

27,020

984,879

(Cost $63,959)

________

63,959

America Movil SAB de CV —

SECURITIES LENDING COLLATERAL 14.9%

SP ADR

15,213

968,916

Investment in Securities Lending Short

Research In Motion Ltd.*

8,108

909,961

Term

Qualcomm, Inc.

18,699

766,659

Investment Portfolio Held

Corning, Inc.

26,926

647,301

by U.S. Bank

2,359,706

________

2,359,706

BCE, Inc.

15,140

510,672

Telefonaktiebolaget LM

Total Securities Lending Collateral

Ericsson — SP ADR†

25,930

509,525

(Cost $2,359,706)

________

2,359,706

American Tower Corp. —

Total Investments 114.8%

Class A*

10,506

411,940

(Cost $14,668,600)

$

_________

18,194,654

Motorola, Inc.

41,225

383,393

Liabilities in Excess of Other

Juniper Networks, Inc.*†

14,200

355,000

Assets – (14.8)%

$

(2,339,304)

_________

Alcatel-Lucent†

61,098

351,925

Net Assets – 100.0%

$

15,855,350

Sprint Nextel Corp.†

48,903

327,161

*

Non-Income Producing Security.

Crown Castle International

†

All or a portion of this security is on loan at March 31, 2008

Corp.*†

9,048

312,066

ADR American Depository Receipt

Tele Norte Leste Participacoes

SA — ADR†

11,010

292,205

Qwest Communications

International, Inc.†

59,516

269,607

Harris Corp.

5,368

260,509

Windstream Corp.†

20,971

250,603

MetroPCS Communications,

Inc.*†

14,260

242,420

Embarq Corp.

5,959

238,956

NII Holdings, Inc. — Class B*†

6,290

199,896

CenturyTel, Inc.†

5,781

192,160

Leap Wireless International,

Inc. — Class B*

4,030

187,798

SBA Communications Corp.*†

6,230

185,841

Citizens Communications Co.†

17,679

185,453

Brasil Telecom Participacoes

SA — SP ADR

2,692

176,218

Level 3 Communications,

Inc.*†

74,730

158,428

U.S. Cellular Corp.*

2,683

147,565

CommScope, Inc.*†

4,040

140,713

Nortel Networks Corp.*

19,360

129,518

Telephone & Data Systems,

Inc.

3,048

________

119,695

Total Common Stocks

(Cost $12,244,935)

________

15,770,989

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